SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2007, the Board of Directors of Achillion Pharmaceuticals, Inc. (the “Company”) approved the promotion of Milind Deshpande from Senior Vice President and Chief Scientific Officer to Executive Vice President and Chief Scientific Officer. In connection with this promotion, Dr. Deshpande’s annual base salary was increased from $254,300 to $275,000. Dr. Deshpande was also granted an incentive stock option award under the Company’s 2006 Stock Incentive Plan to purchase 47,900 shares of common stock. This incentive stock option award is subject to the Company’s standard four year vesting schedule and has an exercise price of $5.41, the fair market value of the Company’s common stock on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2007	ACHILLION PHARMACEUTICALS, INC.

	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer